UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  January 3, 2025

Freshpet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1545 US-206 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:  201 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective January 3, 2025, the Compensation and Human Capital Management Committee of the Board of Directors (the “Committee”) of Freshpet, Inc., a Delaware corporation (the “Company”), in consultation with its independent compensation consultant, approved the grant of performance and time-based retention awards (each, a “2025 Retention Grant”) to three of the Company’s named executive officers: (i) our Chief Executive Officer, Mr. William B. Cyr; (ii) our President and Co-Founder, Mr. Scott Morris; and (iii) our Chief Human Resources Officer, Ms. Thembeka Machaba (each of Ms. Machaba, Mr. Cyr and Mr. Morris being a “Recipient”).  The 2025 Retention Grants were awarded in the form of Restricted Stock Units (“RSUs”) in respect of the Company’s common stock, par value $0.001 per share, and were issued effective as of January 3, 2025 (the “Grant Date”) pursuant and subject to the Company’s 2024 Equity Incentive Plan.
In determining to award the 2025 Retention Grants, the Committee considered that, as of January 1, 2025, each of Mr. Cyr, Mr. Morris and Ms. Machaba had no unvested equity awards with retentive power, as a result of their last equity grants having been made in 2020, and the performance and service periods for such awards concluded on December 31, 2024.  The Committee believes that each of these executives have been critical to generating significant value creation for the Company and its stockholders, and accordingly, that Mr. Cyr’s, Mr. Morris’s and Ms. Machaba’s retention will be a key driver for the Company’s continued success and future growth.
Effective as of the Grant Date, each Recipient is awarded a 2025 Retention Grant as set forth below:

Recipient	Position	Grant Date Value	Number of RSUs Granted Subject to Time-Based Vesting (“Time-Based RSUs”)	Number of RSUs Granted Subject to Performance-Based Vesting (“Performance-Based RSUs”)
Billy Cyr	Chief Executive Officer	$8,000,000	27,716	27,716
Scott Morris	President & Co-Founder	$4,000,000	13,858	13,858
Thembi Machaba	Chief Human Resources Officer	$2,043,750	7,080	7,081

Subject to such Recipient’s continued employment with the Company as of the applicable vesting date, the Time-Based RSUs shall vest at one-third on each of the first, second and third anniversaries of the Grant Date, and the Performance-Based RSUs shall vest, if at all, based 50% upon the achievement of the Company’s three-year (FY 2025-2027) cumulative net sales goal and 50% upon the achievement of the Company’s three-year Adjusted EBITDA margin goal.  Achieving the respective threshold goal would result in 80% of the target number of Performance-Based RSUs vesting for that goal and achieving the maximum goal or higher would result in 120% of the target number of Performance-Based RSUs vesting for that goal. If the threshold goals are not achieved, no Performance-Based RSUs would vest in respect of that applicable performance condition.  In addition to the condition that each executive remain employed by the Company as of the applicable vesting date, other key features of the awards include double-trigger accelerated vesting at 100% in the event of a qualifying termination following a change in control of the Company.  There are no provisions that permit vesting in connection with executive retirement.  Each Recipient will remain eligible for participation in all other annual Company incentive plans.
The foregoing summary of the 2025 Retention Grants is a general description only and is qualified in its entirety by reference to the full text of each 2025 Retention Grant, which shall be filed with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESHPET, INC.

Date: January 7, 2025	By:	/s/ Todd Cunfer
Name: Todd Cunfer
Title: Chief Financial Officer